                                                                    Exhibit 11.1



                        EATERIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                          1996 QUARTER ENDED
                                             --------------------------------------------
                                             March 31          June 30       September 30,
                                             --------------------------------------------
Shares for net income (loss) per share
computation:
 Weighted average shares:
 Common shares outstanding from beginning
  of period............................         3,745,095         3,842,258     3,843,908
 Common shares issued upon:
 Exercise of stock options..............           62,996              -             -
 Sale of common stock...................             -                  198            50

     Common stock bonuses...................         -                  948           593
                                               ----------        ----------    ----------
                                                3,808,091         3,843,404     3,844,551
Common stock equivalents (unless
     anti-dilutive):
     Shares issuable upon exercise of options
     (dilutive)............................       761,983              -          864,483
     Assumed repurchase of outstanding shares
     up to 20% limitation (based on average
     market price for the quarter)..........     (637,961)             -         (622,227)
                                               ----------        ----------    ----------
                                                  124,022              -          242,256
                                               ----------        ----------    ----------
     Total shares............                   3,932,113         3,843,404     4,086,807
                                               ==========        ==========    ==========


Net income (loss)............................   $  37,279      $ (165,853)     $  109,354
                                               ==========        ==========    ==========

Net income (loss) per share..................   $    0.01      $    (0.04)     $     0.03
                                               ==========        ==========    ==========

                                                              Thirty-nine weeks ended
                                                              September 29, 1996
                                                              ------------------
Net loss (sum of three quarters
     above).....................................                  $  (19,220)
                                                                  ==========
Weighted average number of common and common
     equivalent shares (average of three
     quarters above)...........................                    3,954,108
                                                                  ==========

Net loss per share...........................                     $     (0.0)
                                                                  ==========

                                      -1-
                                                                    Exhibit 11.1

                        EATERIES, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                                                          1996 QUARTER ENDED
                                             --------------------------------------------
                                             March 31          June 30       September 30,
                                             --------------------------------------------
Shares for net income per share computation:
     Weighted average shares:
     Common shares outstanding from beginning
     of period.............................     3,680,768      3,723,684       3,732,684
     Common shares issued upon exercise
     of stock options......................        14,830          3,000            -
     Treasury shares acquired                        (682)          -               -
                                               ----------     ----------      ----------
                                                3,694,916      3,726,684       3,732,684

     Common stock equivalents:
     Shares issuable upon exercise of options
     (dilutive)............................       394,813           -               -
     Assumed repurchase of outstanding shares
     up to 20% limitation (based on average
     market price for the quarter)........       (181,138)          -               -
                                               ----------     ----------      ----------
                                                  213,675           -               -
                                               ----------     ----------      ----------
     Total shares.........                      3,908,591      3,726,684       3,732,684
                                               ==========     ==========       ==========

Net income (loss)............................  $   25,207     $  (45,071)     $  (642,483)
                                               ==========     ==========      ===========

Net income (loss) per share..................  $     0.01     $    (0.01)     $     (0.17)
                                               ==========     ==========       ==========

                                                            Nine Months ended
                                                           September 30, 1995
                                                           -----------------
Net (loss) (sum of three quarters above).....                 $ (662,347)
                                                              ==========
Weighted average number of common and common
     equivalent shares (average of three
     quarters above)..........................                 3,789,320
                                                              ==========

Net income per share.........................                 $    (0.17)
                                                              ==========








                                      -2-